UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2025

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Bridge Loan

On February 20, 2025, Molecular Templates, Inc. (the “Company”) entered into a Loan and Security Agreement – Bridge Loan (the “Loan and Security Agreement”) among Molecular Templates OpCo, Inc. (“Opco”), as borrower, the Company (“Borrower Representative”, together with Opco, collectively “Borrowers”), the lenders from time to time party thereto (collectively, the “Lenders”), K2 HealthVentures LLC (“K2”), as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and Ankura Trust Company, LLC (“Ankura” or “Collateral Trustee”), as collateral trustee for Lenders, Collateral Trustee, and Administrative Agent.

Amount. Pursuant to the Loan and Security Agreement, the Lenders agreed to extend to the Company (i) an initial loan of $560,000 which was drawn on the closing date (the “Initial Bridge Loan”) and (ii) subject to Lenders’ approval in each Lender’s sole and absolute discretion and the terms and conditions of the Loan and Security Agreement, each Lender may, severally and not jointly, upon written request by Borrower Representative, make to Borrowers additional advances from time to time in amounts as the parties may agree (collectively, “Discretionary Incremental Bridge Loans”, and together with the Initial Bridge Loan, the “Bridge Loans”, and each, a “Bridge Loan”). The Borrower shall use the proceeds of the Bridge Loans to pay expenses in accordance with the permitted disbursements described on Schedule 1 of the Loan and Security Agreement or in accordance with Administrative Agent’s prior written approval from time to time.

Maturity. The Initial Bridge Loan matures on April 21, 2025 (the “Maturity Date”), unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Loan and Security Agreement will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate. Amounts borrowed under the Bridge Loan bear interest at a fixed rate of 13.5% per annum. Interest shall accrue and be capitalized monthly on the first calendar day of each month and added to the principal amount outstanding on such date.

Security. the Borrowers’ obligations are secured by a first priority, perfected lien on substantially all the property and assets of the Borrowers including, without limitation, their intellectual property and including their wholly-owned domestic subsidiaries (the “Collateral”) except for certain other customary excluded assets as set forth therein.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including but not limited to covenants by Borrowers limiting additional indebtedness, liens, mergers and acquisitions, dispositions, investments, distributions, subordinated debt, transactions with affiliates and fundamental changes as described in the Loan and Security Agreement.

Default Provisions. The Loan and Security Agreement provides for events of default customary for loan of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency, bankruptcy, certain uncured judgments and the occurrence of a material adverse effect on the Company. Immediately upon the occurrence and during the continuation of an event of default, all outstanding obligations under the Loan and Security Agreement shall accrue interest at the Interest Rate plus 5%. Upon the occurrence and continuation of any event of default, the Administrative Agent may accelerate payment of all obligations and terminate the Lenders’ commitments under the Loan and Security Agreement.

Amended CVR Agreement

Concurrent with entry into the Loan and Security Agreement, on February 20, 2025, the Company entered into an amended and restated secured contingent value right agreement (the “Amended CVR Agreement”), by and among Opco, the Company, K2, as holder (“Holder”), and Ankura, as collateral trustee for Holder and Ankura. The Amended CVR Agreement amends, restates and replaces in its entirety that certain convertible secured contingent value right agreement, among the parties, dated as of June 16, 2023 (the “Original CVR Agreement”), which was initially entered into in connection with the refinancing of certain loan obligations of Opco and the Company to K2.

The obligations under the Amended CVR Agreement remain secured by a security interest in the Collateral. The Amended CVR Agreement also fixes a repayment maturity date of February 1, 2026.

The above descriptions of the Loan and Security Agreement and Amended CVR Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Amended CVR Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 under the headings “Bridge Loan” and “Amended CVR Agreement” is incorporated by reference into this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders

The information in Item 1.01 above is incorporated by reference into this Item 3.03.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities currently bear little or no relationship to the actual value that may be realized, if any, by holders of the Company’s securities. The Company does not currently expect that the holders of its securities will receive value for their investment. The Company also does not currently expect to have the necessary resources to continue its reporting obligations. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Loan and Security Agreement, dated February 20, 2025, by and among Molecular Templates, Inc., Molecular Templates OpCo, Inc., and, K2 HealthVentures LLC and Ankura Trust Company, LLC

10.2*	Amended and Restated CVR Agreement, dated February 20, 2025, by and among Molecular Templates, Inc., K2 HealthVentures LLC and Ankura Trust Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: February 26, 2025	By:	/s/ Craig Jalbert
	Name:	Craig Jalbert
	Title:	President, Chief Executive Officer and Chief Financial Officer